Exhibit 23.2

CONSENT OF EXPERT

I, Rick Sims, hereby consent to the use of my name in connection with the references to scientific and technical information relating to mineral properties of Barrick Gold Corporation (the “Company”) in the Annual Information Form for the year ended December 31, 2017 (the “AIF”) and the related Annual Report on Form 40-F of the Company, incorporated by reference to this Registration Statement.

Yours very truly,

/s/ Rick Sims
Name:	Rick Sims
Title:	Vice President, Reserves and Resources
Dated:	May 1, 2018